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EXHIBIT 10 (b)

                        PENNROCK FINANCIAL SERVICES CORP.

                      EXECUTIVE INCENTIVE COMPENSATION PLAN

1. The plan is adopted pursuant to the Omnibus Stock Plan and is designed to calculate a bonus when the net income over average equity investment in PennRock Financial Services Corp. (the "Company") (expressed as a percentage) exceeds the same measurement for the Company's peer group. Both the Company's and peer group's data will be taken from the Bank Holding Company Performance Report published by the Federal Reserve. In addition, any calculated bonus can be increased (and at maximum, doubled) depending on the amount of earnings growth the Company has. The growth factor is described in paragraph 3. Both measurements, the return on average equity in the Company and growth, are expressed as a two year simple average.

2. The plan uses a tier approach where, as the degree of increase in the Company's performance over that of the peer group increases, the amount of the bonus increases. For example, if the Company's performance exceeds the peer group's performance by 2.5 percentage points the bonus is 4% of the executive's base pay. If the Company's performance exceeds the peer group's performance by 8 percentage points or more, the bonus is 15% of the executive's base pay.

3. The plan contains a growth factor which considers the growth in after-tax earnings of the current year over the prior year. The growth percentage of both the current and prior year are averaged and this two-year average determines the additional bonus amount. The larger the two-year average, the more the bonus increases. However, this is not the primary focus of the Incentive Compensation Plan and if there is no growth in the current year alone (without regard to the two year average), incentive compensation can still be earned based on the Company's performance relative to the peer group. See Schedule II for the actual growth factors.

4. The annual incentive compensation amount is determined by using Schedules I and II which are presented on a separate page. The operation of the Incentive Compensation Plan is illustrated on two separate pages. One page uses actual data from 1992 and 1993 and the second page uses estimated data from 1994 compared to actual data for 1993.

5. The President, all Senior Vice Presidents, and all Vice Presidents of Blue Ball National Bank (the "Bank") will be eligible for an award of incentive compensation, based on their respective base salaries for the year, excluding any bonuses or other compensation awards. For example, base salaries for 1994 will be used to determine any 1994 incentive compensation (which will be calculated and paid in 1995).

6. Each year, incentive compensation will be determined utilizing year-end figures for the Company and for peer group operations. All performance figures for the Company and for the peer group shall be adjusted to reflect asset values prior to the "mark-to-market" of assets as required by FASB 115.

7.      For any year in which the published Bank Holding Company

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        Performance Report does not provide sufficient information to calculate the "Net Income Over Average Equity Investment In Bank" exclusive of the FASB 115 adjustments for both the bank holding company and peer group, the Board of Directors may calculate the incentive compensation amount using a return on equity measurement (or similar measurement) for the bank holding company if data is available from the Performance Report to make this calculation exclusive of the FASB 115 adjustment for both the bank holding company and peer group.

8. Incentive compensation will be paid within thirty (30) days after the date on which year-end performance figures for the Company and for the peer group are made available to the Board.

9. Seventy (70%) percent of incentive compensation shall be paid by the Bank in cash, subject to ordinary payroll deductions, including withholding taxes applicable for the entire incentive compensation award. Thirty (30%) percent of incentive compensation shall be payable in the form of an award of whole shares of common capital stock of the Company, the number of shares representing such award to be calculated based on the fair market value per share of such stock determined under
        Section 8 of the Company's Omnibus Stock Plan as of the day before the day which the Board formally confirms the amount of incentive compensation determined on the basis of the year-end figures referred to in paragraph 6. However, no fractional shares shall be issued under the plan; in lieu of the issuance of fractional shares, each participant shall receive cash in an amount equal to the fair market value of any fractional share to which he would otherwise be entitled, based upon the fair market value per share determined as provided in this paragraph.

                        PENNROCK FINANCIAL SERVICES CORP.

                      EXECUTIVE INCENTIVE COMPENSATION PLAN

SCHEDULE I - BASE PAY PERCENTAGE:

Description

        Bank's two-year simple average percentage of net income to average equity investment in bank compared to same measurement for peer group (data obtained from annual performance report prepared by the Federal Reserve and using current year and immediate prior year to calculate the two-year average.)

        1. If the Bank's current year percentage of net income to average equity investment in bank is less than the peer group's current year percentage then use 0.0% as base pay percentage and DO NOT USE THE FOLLOWING TABLE.

          Bank's Performance             Base Pay
          Compared to Peer Group        Percentage
          Less than or equal to               0.0
          Exceeds by  0.01 to 0.99            0.0
          Exceeds by 1.00 to 1.99             3.0
          Exceeds by 2.00 to 2.99             4.0

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
          Exceeds by 3.00 to 3.99             5.0
          Exceeds by 4.00 to 4.99             7.0
          Exceeds by 5.00 to 5.99             9.0
          Exceeds by 6.00 to 6.99            11.0
          Exceeds by 7.00 to 7.99            13.0
          Exceeds by 8.00 or greater         15.0

SCHEDULE II - GROWTH FACTOR:

Description

        Simple average of current year and prior year percentage increase in total after-tax net earnings.

        1. If prior year increase in after-tax earnings is less than 0.0%, use 0.0% as the prior year percentage to calculate the two-year simple average.

        2. If the current year after-tax earnings are less than the prior year after tax earnings use 1.0 as the growth factor and DO NOT USE THE FOLLOWING TABLE.

          Percentage Increase
          in Annual Earnings                 Growth
          Two Year Average                   Factor
          0.0% thru 2.99                     1.0
          3.0% thru 4.99                     1.1
          5.0% thru 6.99                     1.2
          7.0% thru 8.99                     1.3
          9.0% thru 10.99                    1.4
          11.0% thru 12.99                   1.5
          13.0% thru 14.99                   1.6
          15.0% thru 16.99                   1.7
          17.0% thru 18.49                   1.8
          18.5% thru 19.99                   1.9
          20.0% and greater                  2.0

                ILLUSTRATION OF PENNROCK FINANCIAL SERVICES CORP.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

EMPLOYEE NAME: CEO       /VP
EMPLOYEE BASE PAY:  200,000   80,000

ASSUMED DATA:                      CURRENT   PRIOR     TWO YEAR
                                   YEAR      YEAR      AVERAGE
                                   (Estimated)
Year                               1994      1993
                                     %         %

Percentage of net income to average
equity investment in Bank:

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
  Bank Holding Company             14.29     17.71     16.00

  Peer Group                       12.00     13.64     12.82

  Excess                                                3.18

Growth in Earnings Over Prior
Year                               None      14.54       N/A

INCENTIVE COMPENSATION AMOUNT:
(CALCULATION)

                                        CEO                 VP
Base Pay % from Schedule I               5.0                 5.0

  Multiplied times Growth Factor
  from Schedule II                      x1.0                x1.0

  Equals, Incentive Compensation
  Rate                                   5.0                 5.0

  Base Pay (current year)           $200,000             $80,000

Incentive Compensation Amount       $ 10,000             $ 4,000

                ILLUSTRATION OF PENNROCK FINANCIAL SERVICES CORP.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

EMPLOYEE NAME: CEO       /VP
EMPLOYEE BASE PAY:  200,000   80,000

ASSUMED DATA:                      CURRENT   PRIOR     TWO YEAR
                                   YEAR      YEAR      AVERAGE
Year                               1993      1992
                                     %         %

Percentage of net income to average
equity investment in Bank:

  Bank Holding Company             17.71     18.56     18.14

  Peer Group                       13.64     11.98     12.81

  Excess                                                5.33

Growth in Earnings Over Prior
Year                               14.54     21.98     18.26

INCENTIVE COMPENSATION AMOUNT:
(CALCULATION)

                                        CEO                 VP
Base Pay % from Schedule I               9.0                 9.0

  Multiplied times Growth Factor
  from Schedule II                      x1.8                x1.8

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
  Equals, Incentive Compensation
  Rate                                  16.2%               16.2%

  Base Pay (current year)           $200,000             $80,000

Incentive Compensation Amount       $ 32,400             $12,960

                        PENNROCK FINANCIAL SERVICES CORP.
                    INCENTIVE COMPENSATION CALCULATION - 1994

                (USING: BANK HOLDING COMPANY PERFORMANCE REPORT)

                              1994      1993     2-Yr.Avg.
                                %         %         %
Return On Equity (ROE)
(From calculation below)
  Bank                        13.72     15.70     14.71
  Peer Group                  12.27     12.34     12.31
  Excess                                           2.40

Growth in Earnings Over Prior Year
                              None      14.54       N/A

  Base Pay % - Schedule I                           4.0
  x Growth Factor -  Schedule II                  x 1.0
  = Incentive Compensation Rate                     4.0%
  x Base Pay (1994)
                                                  -----

  = Incentive Compensation Amount
                                                  -----

                                   Bank             Peer Group
                              1994      1993      1994      1993
                                %         %         %         %
R.O.E. Calculation:

A.   ROA                       1.32      1.55      1.08      1.03
B.   Tier One Leveraged Cap    9.62      9.87      8.80      8.35
C.   ROE = A divided by B     13.72     15.70     12.27     12.34